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                            ADMINISTRATION AGREEMENT


         ADMINISTRATION AGREEMENT, dated as of [ ], 2003 between Fixed Income Shares (the "Trust"), a Massachusetts business trust, and PIMCO Advisors Fund Management LLC (the "Administrator" or "PAFM"), a limited liability company organized under the laws of Delaware.

                                   WITNESSETH:

         WHEREAS, the Trust is registered with the Securities and Exchange Commission (the "SEC") as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, the Trust is authorized to issue shares of beneficial interest in separate series, with each such series representing interests in a separate portfolio of securities and other assets; and

         WHEREAS, the Trust has established multiple series, including FISH:
Series C, FISH: Series M and Allianz Dresdner Daily Asset Fund (the "Fund"); and

         WHEREAS, PAFM and the Trust have entered into an Administration Agreement dated February 26, 2002 relating to FISH: Series C and FISH: Series M; and

         WHEREAS, the Trust wishes to retain PAFM to provide or procure administrative and other services to the Fund and its shareholders pursuant to a separate agreement applicable only to the Fund; and

         WHEREAS, PAFM is willing to furnish and/or to arrange for such services in the manner and on the terms hereinafter set forth;

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties agree as follows:

         1. Appointment. The Trust hereby appoints PAFM as the Administrator to provide or procure the administrative and other services with respect to the Fund for the period and on the terms set forth in this Agreement. The Administrator accepts such appointment and agrees during such period to render the services herein set forth for the compensation herein provided.

         2. Duties. Subject to the general supervision of the Board of Trustees, the Administrator shall provide or cause to be furnished all organizational, administrative and other services reasonably necessary for the operation of the Fund, but not including the investment advisory services provided by Dresdner Advisors LLC pursuant to its


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Investment Advisory Agreement with the Trust on behalf of the Fund (the
"Investment Advisory Agreement").

                  (a) Administrative Services. Subject to the approval or consent of the Board of Trustees, the Administrator shall provide or procure, at the Administrator's expense, services to include the following: (i) coordinating matters relating to the operation of the Fund, including any necessary coordination among the adviser or advisers to the Fund, the custodian(s), transfer agent(s), dividend disbursing agent(s), and recordkeeping agent(s) (including pricing and valuation of the Fund), accountants, attorneys, and other parties performing services or operational functions for the Fund; (ii) providing the Fund, at the Administrator's expense, with the services of a sufficient number of persons competent to perform such administrative and clerical functions as are necessary to ensure compliance with federal securities laws, as well as other applicable laws, and to provide effective administration of the Fund; (iii) supervising the maintenance by third parties, of such books and records of the Trust and the Fund as may be required by applicable federal or state law other than the records and ledgers maintained under the Investment Advisory Agreement; (iv) supervising the preparation by third parties of all federal, state, and local tax returns and reports of the Fund required by applicable law; (v) preparing or surpervising, filing, and arranging for the distribution of proxy materials and periodic reports to shareholders of the Fund as required by applicable law; (vi) arranging for the filing of such registration statements and other documents with the SEC and other federal and state regulatory authorities as may be required to register the shares of the Fund and qualify the Trust to do business or as otherwise required by applicable law; (vii) taking such other action with respect to the Fund as may be required by applicable law, including, without limitation the rules and regulations of the SEC and of state securities commissions and other regulatory agencies; and (viii) providing the Fund, at the Administrator's expense, with adequate personnel, office space, communications facilities, and other facilities necessary for the Fund's operations as contemplated in this Agreement.

                  (b) Other Services. Subject to the approval or consent of the Board of Trustees, the Administrator shall also procure on behalf of the Trust and the Fund the following services of the Fund: (i) custodian services to provide for the safekeeping of the Fund's assets;
         (ii) recordkeeping services to maintain the portfolio accounting records for the Fund; (iii) transfer agency services to maintain the portfolio accounting records for the Fund; and (iv) dividend disbursing services for the Fund. The services to be provided under (iii) and (iv) of this Section 2(b) shall be commensurate with the level of services reasonably necessary for the institutional investors for which the Fund is intended. The Trust may be a party to any agreement with any person or persons engaged to provide the services referred to in this Section 2(b).

                  The Administrator shall not be required to provide directly hereunder any of the foregoing services which may cause the Administrator to be engaged in the


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         business of effecting transactions in securities for the account of others, or to induce or attempt to induce the purchase or sale of any security, but may procure such services on behalf of the Trust from certain service organizations.

                  (c) Personnel. The Administrator shall also make its officers and employees available to the Board of Trustees and officers of the Trust for consultation and discussions regarding the administration of the Fund and services provided to the Fund under this agreement.

                  (d) Standards; Reports. In performing these services, the
         Administrator:

                           (i) Shall conform with the 1940 Act and all rules and
                  regulations thereunder, all other applicable federal and state laws and regulations, with any applicable procedures adopted by the Trust's Board of Trustees, and with the provisions of the Trust's Registration Statement filed on Form N-1A relating to the Fund as supplemented or amended from time to time.

                           (ii) Will make available to the Trust, promptly upon
                  request, any of the Fund's books and records as are maintained under this Agreement, and will furnish to regulatory authorities having the requisite authority any such books and records and any information or reports in connection with the Administrator's services under this Agreement that may be requested in order to ascertain whether the operations of the Fund are being conducted in a manner consistent with applicable laws and regulations.

                           (iii) Will regularly report to the Trust's Board of
                  Trustees on the services provided under this Agreement and will furnish the Trust's Board of Trustees with respect to the Fund such periodic and special reports as the Trustees may reasonably request.

         3. Documentation. The Trust has delivered copies of each of the following documents to the Administrator and will deliver to it all future amendments and supplements thereto, if any:

                  (a) the Trust's Registration Statement relating to the Fund as filed with the SEC and any amendments thereto; and

                  (b) exhibits, powers of attorney, certificates and any and all other documents relating to or filed in connection with the Registration Statement described above.


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         4. Independent Contractor. The Administrator shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Board of Trustees of the Trust from time to time, have no authority to act for or represent the Trust in any way or otherwise be deemed its agent.

         5. Compensation. As compensation for the services rendered under this Agreement, the Trust shall pay to the Administrator a fee based on the average daily net assets of the Fund as set forth as Exhibit A hereto. The fees payable to the Administrator shall be computed and accrued daily and paid monthly. If the Administrator shall serve for less than any whole month, the foregoing compensation shall be prorated.

         6. Non-Exclusivity. It is understood that the services of the Administrator hereunder are not exclusive, and the Administrator shall be free to render similar services to other investment companies and other clients.

         7. Expenses. During the term of this Agreement, the Administrator will pay all expenses incurred by it in connection with its obligations under this Agreement, except such expenses as are those of the Fund under this Agreement. The Administrator shall pay for maintaining its staff and personnel and shall, at its own expense provide the equipment, office space, and facilities necessary to perform its obligations under this Agreement. In addition, the Administrator shall, at its expense, furnish the service of maintaining the Fund's tax records.

         The Trust shall bear the following expenses with respect to the Fund:

                  (a) Salaries and other compensation of any of the Trust's executive officers and employees, if any, who are not officers, directors, stockholders, or employees of the Administrator or its subsidiaries or affiliates;

                  (b) Taxes, if any, levied against the Trust or any of its Fund;

                  (c) Brokerage fees and commissions in connection with the purchase and sale of portfolio securities for any of the Fund;

                  (d) Costs, including the interest expenses, of borrowing money;

                  (e) Fees and expenses of trustees who are not officers, employees, or stockholders of PAFM or its subsidiaries or affiliates, and the fees and expenses of any counsel, accountants, or any other persons engaged by such trustees in connection with the duties of their office with the Trust.

                  (f) Extraordinary expenses, including extraordinary legal expenses and federal and state securities registration fees and expenses to the extent authorized by the Trust's Board of Trustees, as may arise, including expenses incurred in connection with litigation, proceedings, other claims and the legal obligations of the


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         Trust to indemnify its trustees, officers, employees, shareholders, distributors, and agents with respect thereto;

                  (g) Any expenses associated with the generation, printing and distribution of required semi-annual financial reports to shareholders, prospectus, proxy statements and other shareholder communications.

                  (h) Any expenses allocated or allocable to the Fund, including fees paid pursuant to an administrative service or distribution plan;

                  (i) Services by the Trust's independent public accountants to perform all audits;

                  (j) Services of the Trust's transfer agent(s), registrar, dividend disbursing agent(s), and shareholder recordkeeping services;

                  (k) Services of the Trust's custodian, including any recordkeeping services provided by the custodian;

                  (l) Services, including procurement of legal services, incident to meetings of the Fund's shareholders, the preparation and mailing of prospectuses and reports of the Fund to its shareholders, the filing of reports with regulatory bodies, the maintenance of the Trust's existence and qualification to do business, and the registration of shares with federal and state securities authorities (except as described in subsection (f) below);

                  (m) Procurement of ordinary legal services, including the services that arise in the ordinary course of business for a Massachusetts business trust registered as an open-end management investment company;

                  (n) Certificates representing shares of the Fund;

                  (o) The Fund's pro rata portion of the fidelity bond required by Section 17(g) of the 1940 Act and of the premiums for director and officer and errors and omissions insurance, or other insurance premiums; and

                  (p) Association membership dues.

         8. Liability. The Administrator shall give the Trust the benefit of the Administrator's best efforts in rendering services under this Agreement. The Administrator may rely on information reasonably believed by it to be accurate and reliable. As an inducement for the Administrator's undertaking to render services under this Agreement, the Trust agrees that neither the Administrator nor its stockholders, officers, directors, or employees shall be subject to any liability for, or any damages, expenses or losses incurred in connection with, any act or omission or mistake in judgment connected with or arising out of any services rendered under this Agreement, except by reason of willful misfeasance, bad faith, or gross negligence in performance of the Administrator's duties, or by reason of


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reckless disregard of the Administrator's obligations and duties under this
Agreement. This provision shall govern only the liability to the Trust of the Administrator and that of its stockholders, officers, directors, and employees, and shall in no way govern the liability to the Trust or the Administrator or provide a defense for any other person, including persons that provide services for the Fund as described in Section 2(b) of this Agreement.

         9. Term and Continuation. This Agreement shall take effect as of the date hereof, and shall remain in effect, unless sooner terminated as provided herein, until one year from the date of this Agreement, and shall continue thereafter on an annual basis with respect to the Fund, provided that such continuance is specifically approved at least annually (a) by the vote of a majority of the Board of Trustees of the Trust, and (b) by the vote of a majority of the Board of Trustees of the Trust who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of the Trust, or PAFM, and who have no direct or indirect financial interest in the operation of this agreement ("Qualified Trustees") cast in person at a meeting called for the purpose of voting on such approval. Failure of the Qualified Trustees to renew this Agreement and/or its termination by shareholder vote, assignment or otherwise, shall not preclude the Board of Trustees from approving a substitute agreement in the manner provided under applicable law.

         This Agreement may be terminated:

                  (a) by the Trust at any time with respect to the services provided by the Administrator by vote of (1) a majority of the Trustees of the Trust; or (2) a majority of the outstanding voting shares of the Trust or, with respect to a particular Fund or class, by vote of a majority of the outstanding voting shares of such Fund or class, on 60 days' written notice to the Administrator;

                  (b) by the Administrator at any time, without the payment of any penalty, upon 60 days' written notice to the Trust.

         10. Use of Name. It is understood that the name "PIMCO Advisors Fund Management LLC" or "PAFM" or any derivative thereof or logo associated with those names are the valuable property of PAFM and its affiliates.

         11. Notices. Notices of any kind to be given to the Administrator by the Trust shall be in writing and shall be duly given if mailed or delivered to the Administrator at 1345 Avenue of the Americas, New York, New York 10105, or to such other address or to such individual as shall be specified by the Administrator. Notices of any kind to be given to the Trust by the Administrator shall be in writing and shall be duly given if mailed or delivered to the Administrator at 1345 Avenue of the Americas, New York, New York 10105, or to such other address or to such individual as shall be specified by the Administrator.

         12. Trust Obligation. A copy of the Trust's Agreement and Declaration of Trust, as amended, is on file with the Secretary of the Commonwealth of Massachusetts, and


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notice is hereby given that the Agreement has been executed on behalf of the
Trust by a trustee of the Trust in his or her capacity as trustee and not individually. The obligations of this Agreement shall only be binding upon the assets and property of each Fund and shall not be binding upon any trustee, officer, or shareholder of the Trust individually.

         13. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original.

         14. Miscellaneous.

                  (a) This Agreement shall be governed by the laws of Massachusetts, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Investment Advisers Act of 1940, or any rule or order of the SEC thereunder.

                  (b) If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable. To the extent that any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise with regard to any party hereunder, such provisions with respect to other parties hereto shall not be affected thereby.

                  (c) The captions in this Agreement are included for convenience only and in no way define any of the provisions hereof or otherwise affect their construction or effect.

                  (d) This Agreement may not be assigned by the Trust or the Administrator without the consent of the other party.


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         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below on the day and year first above written.

                                            FIXED INCOME SHARES


                                            By:
                                                -------------------------------
                                                  Name:
                                                  Title:


                                            PIMCO ADVISORS FUND MANAGEMENT LLC


                                            By:
                                                -------------------------------
                                                  Name:
                                                  Title:










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                                                                       EXHIBIT A


                                      FEES

The administration fee will be 0.03% of the average daily net assets of the Fund.